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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1 to Current Report
Dated April 22, 2002

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 10, 2002

HPL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32967 (Commission File No.)	77-0550714 (I.R.S. Employer Identification No.)
2033 Gateway Place, Suite 400, San Jose California (Address of Principal Executive Offices)	95110 (Zip Code)

Registrant's telephone number, including area code: (408) 437-1466

        The Registrant hereby amends Item 7 of its Current Report on Form 8-K, dated April 22, 2002, to read in its entirety as follows:

Item 7.    Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired.

  The required financial statements are attached hereto.

(b)
Pro Forma Financial Information.

  The required pro forma financial information is attached hereto.

(c)
Exhibits.

2.1
Agreement and Plan of Merger, dated as of April 10, 2002, by and among HPL Technologies, Inc., a Delaware corporation, HPL Acquisition Sub, Inc., a Delaware corporation and Defect & Yield Management, Inc., a Delaware corporation.*

23.1
Consent of PricewaterhouseCoopers LLP, independent accountants

*
Previously filed.

Report of Independent Accountants

To the Board of Directors and Stockholders of
Defect & Yield Management, Inc.:

        In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Defect & Yield Management, Inc. at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

April 12, 2002

Defect & Yield Management, Inc.
Balance Sheets
December 31, 2001 and 2000

	2001	2000
Assets
Current assets:
Cash and cash equivalents	$1,017,959	$1,113,425
Accounts receivable, net of allowance of $10,527 and $280,750 at December 31, 2001 and 2000, respectively	311,261	2,018,210
Prepaid expense and other current assets	90,527	79,367

Total current assets	1,419,747	3,211,002
Property and equipment, net	137,127	158,677

Total assets	$1,556,874	$3,369,679

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable	$35,521	$138,129
Accrued vacation	197,993	170,630
Accrued expenses	205,490	430,618
Deferred revenue	1,521,733	1,498,866

Total current liabilities	1,960,737	2,238,243
Deferred revenue	496,100	397,663

Total liabilities	2,456,837	2,635,906

Commitments (Note 4)
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, Series A, $.01 par value, 862,069 shares authorized, issued and outstanding at December 31, 2001 and 2000; at liquidation preference	1,250,000	1,250,000
Redeemable convertible preferred stock, Series B, $.01 par value, 1,243,835 shares authorized, issued and outstanding at December 31, 2001 and 2000; at liquidation preference	3,190,000	3,190,000

Stockholders' deficit:
Convertible preferred stock, Series 1, $.01 par value, 3,000,000 shares authorized, issued and outstanding at December 31, 2001 and 2000; at liquidation preference	300,000	300,000
Convertible preferred stock, Series 2, $.01 par value, 55,000 shares authorized; 54,170 shares issued and outstanding at December 31, 2001 and 2000; at liquidation preference	54,170	54,170
Convertible preferred stock, Series 3, $0.01 par value, 300,000 shares authorized; 100,000 shares issued and outstanding at December 31, 2001 and 2000; at liquidation preference	500,000	500,000
Common stock, no par value, 7,550,000 shares authorized; 942,042 and 1,042,042 shares issued and outstanding at December 31, 2001 and 2000, respectively	—	—
Additional paid-in capital	—	46,727
Accumulated deficit	(6,194,133)	(4,607,124)

Total stockholders' deficit	(5,339,963)	(3,706,227)

Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$1,556,874	$3,369,679

The accompanying notes are an integral part of these financial statements.

Defect & Yield Management, Inc.
Statements of Operations
For the Years Ended December 31, 2001 and 2000

	2001	2000
Revenues:
Software licenses	$1,277,839	$4,138,460
Services and other	2,090,094	1,696,950

Total revenues	3,367,933	5,835,410
Cost of revenues	1,378,549	1,526,862

Gross profit	1,989,384	4,308,548

Operating expenses:
Sales and marketing	1,387,369	1,398,163
General and administrative	770,295	1,751,043
Research and development	1,321,550	1,169,686

Total operating expenses	3,479,214	4,318,892

Loss from operations	(1,489,830)	(10,344)
Interest income, net	47,871	(5,840)
Legal settlement	—	(575,000)

Loss before benefit from income taxes	(1,441,959)	(591,184)
Benefit from income taxes	(8,223)	—

Net loss	$(1,433,736)	$(591,184)

The accompanying notes are an integral part of these financial statements.

Defect & Yield Management, Inc.
Statements of Stockholders' Deficit
For the Years Ended December 31, 2001 and 2000

	Series 1 Convertible Preferred stock		Series 2 Convertible Preferred stock		Series 3 Convertible Preferred stock
							Common stock				Accumulated other comprehensive income (loss)
									Additional paid-in capital	Accumulated deficit		Total stockholders' deficit	Comprehensive loss
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Par value
Balance, December 31, 1999	3,000,000	$300,000	54,170	$54,170	100,000	$500,000	1,060,167	$—	$88,034	$(4,015,940)	$(64,937)	$(3,138,673)	$—
Repurchase of common stock							(25,000)		(50,000)			(50,000)
Stock options exercised							6,875		8,693			8,693
Unrealized gain											64,937	64,937	64,937
Net loss										(591,184)		(591,184)	(591,184)

Comprehensive loss													$(526,247)

Balance December 31, 2000	3,000,000	300,000	54,170	54,170	100,000	500,000	1,042,042	—	46,727	(4,607,124)	—	(3,706,227)
Repurchase of common stock							(100,000)		(46,727)	(153,273)		(200,000)
Net loss										(1,433,736)		(1,433,736)	(1,433,736)

Comprehensive loss													$(1,433,736)

Balance December 31, 2001	3,000,000	$300,000	54,170	$54,170	100,000	$500,000	942,042	$—	$—	$(6,194,133)	$—	$(5,339,963)

The accompanying notes are an integral part of these financial statements.

Defect & Yield Management, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2001 and 2000

	2001	2000
Cash flows from operating activities:
Net loss	$(1,433,736)	$(591,184)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	98,088	146,919
Unrealized gain on marketable securities	—	64,937
Stock-based compensation	—	—
Changes in operating assets and liabilities:
Accounts receivable	1,706,949	(1,050,207)
Prepaid expenses and other current assets	(11,160)	(32,255)
Accounts payable	(102,608)	121,845
Accrued expenses	(197,765)	99,690
Deferred revenue	121,304	946,708

Net cash provided by (used in) operating activities	181,072	(293,547)
Cash flows from investing activities:
Purchase of property and equipment	(76,538)	(52,098)

Net cash used in investing activities	(76,538)	(52,098)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	8,693
Repurchase of common stock	(200,000)	(50,000)
Repayments of notes payable	—	(28,932)

Net cash used in financing activities	(200,000)	(70,239)

Net decrease in cash and cash equivalents	(95,466)	(415,884)
Cash and cash equivalents, beginning of year	1,113,425	1,529,309

Cash and cash equivalents, end of year	$1,017,959	$1,113,425

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$6,975
Cash paid for income taxes	$371	$700

The accompanying notes are an integral part of these financial statements.

Defect & Yield Management, Inc.
Notes to Financial Statements

1.    Nature of Business

        Defect & Yield Management, Inc. (the "Company") develops integrated defect analysis systems that enable manufacturers of integrated circuits to enhance their manufacturing yields through the identification of the sources of manufacturing defects. The Company focuses on serving the semiconductor industry.

        The Company has accumulated a deficit of $6,194,133 through December 31, 2001. The future viability of the Company is dependent upon the Company's ability to return to profitability and generate positive cash flows. Management believes the Company has the ability to do so; however, if the Company fails to do so, it may be unable to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern.

2.    Summary of Significant Accounting Policies

  Cash and Cash Equivalents

        Cash and cash equivalents includes cash on deposit and investments with maturities of 90 days or less at the time of acquisition. Cash and cash equivalents consist of mutual funds investing in U.S. Government securities. The Company maintains one cash account denominated in a foreign currency.

  Property and Equipment

        Property and equipment are carried at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in the determination of net income or loss. For financial reporting purposes, depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, which are as follows:

Computer equipment	3 years
Software	3 years
Office equipment	7 years

        The Company periodically evaluates the potential impairment of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. At the occurrence of a certain event or change in circumstances, the Company evaluates the potential impairment of an asset based on estimated future undiscounted cash flows. In the event impairment exists, the Company will measure the amount of such impairment based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved. Based on management's assessment as of December 31, 2001, the Company has determined that no impairment of long-lived assets exist.

  Research and Development Costs

        Research and development costs are charged to expense when incurred. Such costs include the conceptual formulation, testing of alternatives, and development of working models.

  Computer Software Costs

        Software development costs incurred subsequent to the establishment of technological feasibility, which would be eligible for capitalization, have been immaterial.

  Revenue Recognition

        Revenue from software license fees is recognized when the software has been delivered, providing that no significant vendor obligations remain outstanding, the fee is fixed or determinable, there are no uncertainties with respect to customer acceptance, and collectibility is deemed probable.

        Maintenance revenues are deferred and recognized ratably over the contractual period that the services are provided. Consulting revenue is recognized as the services are performed. If uncertainties exist, revenue is deferred until such time as the customer accepts the product or service.

        Revenue under arrangements where multiple products or services are sold together under one contract is allocated to each element based on their relative fair values, with these fair values being determined using the price charged when that element is sold separately. License fees from software sold together with services are generally recognized upon delivery of the software provided that the above criteria have been met and the services are not essential to the functionality of the software. In instances where the aforementioned criteria have not been met, both the license and professional services fees are recognized under the percentage-of-completion method of contract accounting, based upon the proportion of hours expended to total estimated hours of completion. Losses, if any, on fixed price contracts are recognized when the loss is determined.

  Income Taxes

        The Company utilizes the liability method of accounting for income taxes. This method requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance against deferred tax assets is recorded if, based upon the weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

  Concentrations of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of money market funds and accounts receivable. The Company maintains substantially all of its money market funds with three financial institutions.

        Credit risk with respect to trade receivables is concentrated due to the limited amount of large orders recorded in any particular reporting period. Five customers represented 21%, 19%, 15%, 15% and 11%, respectively, of accounts receivable at December 31, 2001. Two customers represented 74% and 13%, respectively, of accounts receivable at December 31, 2000. The Company reviews credit evaluations of its customers but does not require collateral or other security to support customer receivables.

        One customer accounted for 70% and 66% of revenue for the years ended December 31, 2001 and 2000, respectively.

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include revenue recognition, reserves for doubtful accounts, useful lives of fixed assets, valuation allowance for deferred income taxes, and accrued liabilities. Actual results could differ from those estimates.

  Comprehensive Income

        Comprehensive income includes unrealized gains and losses on marketable securities.

  Accounting for Stock-Based Compensation

        The Company accounts for stock-based compensation to employees in accordance with Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation expense is recorded for options issued to employees in fixed amounts to the extent that the fixed exercise prices are less than the fair market value of the Company's common stock at the date of grant. The Company follows the disclosure requirements of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" (see Note 7). All stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS No. 123, and EITF 96-18, "Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

  Advertising

        Advertising costs are expensed as incurred. There were no material advertising costs incurred for the years ended December 31, 2001 and 2000.

3.    Property and Equipment

        Property and equipment consists of the following at December 31:

	2001	2000
Computer equipment	$448,590	$468,656
Software	31,378	85,808
Office equipment	128,543	135,306

Total property and equipment	608,511	689,770
Less accumulated depreciation	(471,384)	(531,093)

Property and equipment, net	$137,127	$158,677

4.    Commitments

        The Company leases its office facilities, under separate operating lease agreements, which expire through 2005. Rent expense charged to operations was $134,550, and $119,680 for the years ended December 31, 2001 and 2000, respectively.

        Minimum future annual payments under operating leases as of December 31, 2001 are as follows:

Year ending December 31,	Operating leases
2002	$134,303
2003	134,303
2004	122,303
2005	101,920

Total future annual payments	$492,829

5.    Common Stock

        Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to any preferential dividend rights of the preferred stockholders.

        In May 1999, the Company restated its Articles of Incorporation in order to increase the number of its authorized Common Stock from 6,000,000 to 7,550,000.

        The Company has reserved 5,904,174 shares of Common Stock for the conversion of the Series A, Series B, Series 1, Series 2 and Series 3 Preferred Stock and for the exercise of outstanding options at December 31, 2001.

6.    Redeemable Convertible Preferred Stock and Convertible Preferred Stock

  Conversion Rights

        Each share of the Series 1, Series 2, and Series 3 Convertible Preferred Stock and Series A and Series B Redeemable Convertible Preferred Stock (the "Preferred Stock") is convertible, at the option of the holder, into Common Stock of the Company based upon a formula which currently would result in a one-for-one exchange.

        Upon the closing of the sale of shares of Common Stock, at a price of at least $7.25 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation (the "Mandatory Conversion Date"), (i) all outstanding shares of the Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rates, and (ii) the number of designated shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series 1, 2, 3, Convertible Preferred Stock and Series A or B Redeemable Convertible Preferred Stock.

  Dividends

        Dividends on the Preferred Stock are payable when and if declared by the Board of Directors. Through December 31, 2001, no dividends have been declared or paid by the Company.

        The holders of shares of Series A and Series B Redeemable Convertible Preferred Stock shall receive dividends, when and if declared by the Board of Directors, prior to any payment of dividends to the holders of Series 1, 2 and 3 Convertible Preferred Stock and prior to payment of dividends to common stockholders.

  Liquidation Preference

        In the event of any liquidation, dissolution or winding-up of the affairs of the Company, the holders of the Series A and Series B Redeemable Convertible Preferred Stock are entitled to receive on a pro rata basis, prior and in preference to the holders of other preferred or common stock, $1.45 and $2.56 per share, respectively, plus all accrued and unpaid dividends.

        A consolidation or merger of the Company with or into another corporation or entity, or a sale of all or substantially all of the assets of the Company, shall be regarded as a liquidation, dissolution or winding-up of the affairs of the Company, as defined in the shareholders agreement, for holders of Series A and Series B Redeemable Convertible Preferred Stock.

        The holders of Series 1, Series 2 and Series 3 Convertible Preferred Stock will be entitled to receive in preference to the holders of the Common Stock an amount equal to $.10, $1.00 and $5.00 per share, respectively, plus any accrued but unpaid dividends.

        Holders of Series A and B Redeemable Convertible Preferred Stock have a claim to assets of the Company in the amount of the original investment before any other distributions to other stockholders of any class of stock of the Company are made. Series 1 Preferred Stock has preference in liquidation over Series 2 Preferred Stock which has preference in liquidation over Series 3 Preferred Stock.

  Voting Rights

        Each holder of Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such holder's shares are convertible at the record date for such vote.

7.    Stock Options

        The 1996 Stock Option Plan (the "Plan") provides for the grant of incentive stock options and nonqualified stock options. The Board of Directors is responsible for administration of the Plan. The Board of Directors determines the term of each option, option exercise price, number of shares for which each option is granted and the rate at which each option is exercisable. Options granted under the Plan generally vest ratably over five years. Options granted under the Plan generally expire ten years from the date of grant.

        Nonqualified stock options may be granted to any officer, director, employee or consultant at an exercise price per share as determined by the Company's Board of Directors.

        As of December 31, 2001, the number of options available for future grant under the Plan is 448,184.

        Transactions under the Plan for the years ended December 31, 2001 and 2000 are summarized as follows:

	Number of shares	Weighted average exercise price
Options outstanding at December 31, 1999	693,700	$1.37
Granted	180,000	1.25
Exercised	(6,875)	1.26
Canceled	(206,025)	1.39

Options outstanding at December 31, 2000	660,800	$1.33
Granted	102,500	1.25
Exercised	—	—
Canceled	(119,200)	1.28

Options outstanding at December 31, 2001	644,100	$1.33

        There were 384,280 options exercisable under the Plan at December 31, 2001.

        No compensation cost has been recognized under APB No. 25 for options granted to employees from inception through December 31, 2001 for its stock option plan.

        As discussed in Note 2, the Company has adopted SFAS 123 through disclosure only. Had compensation cost for the Company's option plan been determined based on the fair value of the options at the grant dates, as prescribed in SFAS 123, the Company's net loss on a pro forma basis would have been as follows:

	Years ended December 31,
	2001	2000
Net loss:
As reported	$(1,433,736)	$(591,184)
Pro forma	(1,481,798)	(709,271)

        The fair value of each option is estimated on the date of grant using a Minimum Value option-pricing model (as specified in SFAS 123) with the following weighted average assumptions:

	2001	2000
Expected life (in years)	8	8
Volatility	0%	0%
Risk-free interest rate	5.00%	6.55%
Dividend yield	0%	0%

        The weighted average fair value of options granted during 2001 and 2000 was $.41 and $.50, respectively.

        The following table summarizes information about stock options outstanding at December 31, 2001:

Exercise price	Number of options outstanding	Weighted average remaining contractual life	Number of options exercisable
$1.25	502,800	7.25 years	281,000
$1.50	141,300	6.92 years	103,280

	644,100		384,280

        Options issued during 2001 and 2000 were granted with exercise prices equal to the estimated fair market value of the Common Stock at the date of grant.

8.    Income Taxes

        The Company's benefit from income taxes consists of the following:

	Years ended December 31,
	2001	2000
Current:
Federal	$(8,679)	$—
State	456	—

	(8,223)	—
Deferred:
Federal	—	—
State	—	—

	—	—

Net benefit	$(8,223)	$—

        A reconciliation of the U.S. federal statutory rate to the effective tax rate is as follows:

	Years ended December 31,
	2001	2000
Federal statutory rate	(34.0)%	(34.0)%
State taxes, net of federal benefit	(6.0)	(6.0)
Tax credits	(6.7)	—
Other	1.1	1.1
Change in valuation allowance	45.0	38.9

Effective tax rate	0.6%	—%

        The Company's deferred income tax assets (liabilities) as of December 31, 2001 and 2000 were as follows:

	2001	2000
Deferred income tax assets and (liabilities):
Deferred revenue	$199,779	$160,139
Accrued vacation	79,732	68,714
Bad debt reserve	4,239	113,058
Research and experimentation credits	566,858	479,519
Amortization	189,493	208,285
Net operating loss carryforwards	2,004,158	1,356,652
Depreciation	3,158	(4,617)

Total deferred income tax assets	3,047,417	2,381,750
Valuation allowance	(3,047,417)	(2,381,750)

Net deferred income tax assets	$—	$—

        At December 31, 2001 and 2000 the Company has provided a full valuation allowance for its deferred tax assets since it is more likely than not that these future benefits will not be realized. If the Company achieves future profitability, a significant portion of these deferred tax assets could be available to offset future income taxes.

        At December 31, 2001, the Company has net operating loss carryforwards of $4,797,000 and $5,947,000 for federal and state purposes, respectively. The federal net operating loss carryforwards will begin to expire in 2018 through 2021. The state net operating loss carryforwards will begin to expire in 2003 through 2005. The Company has for federal purposes $404,000 of research and experimentation credits that will expire in 2010 through 2016 and zero of alternative minimum tax credits that never expire. The Company has for state purposes $163,000 of research and experimentation credits that will begin to expire in 2010 through 2016.

        Ownership changes, as defined by the Internal Revenue Code, may have limited the amount of the net operating loss and research and experimentation credit carryforwards that can be utilized annually to offset future taxable income and taxes payable. Subsequent ownership changes could further affect the limitation in future years.

9.    Legal Settlement

        In 2000, a breach of merger action was brought against the Company in which the plaintiff sought $1.2 million from the Company as a result of the Company's termination of a proposed merger. Although the Company continues to deny any liability in this matter, the Company determined during 2000 that it was in the best interest of its shareholders to settle this dispute out of court due to the rising legal costs, distraction of management and uncertainty present in this litigation. As a result, the Company agreed to pay the plaintiff a cash settlement totaling $575,000 in exchange for the termination of all legal action against the Company. This amount was paid in full in December 2000 and is presented as other expenses in the statement of operations.

10.  401(k) Profit Sharing Plan and Trust

        The Company has established a retirement profit-sharing plan and trust under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Under the terms of the 401(k) Plan, the Company matches 50% of the amount of the participants' contributions up to 4% of each employees' compensation. The Company may also make discretionary contributions to the 401(k) Plan. For the years ended 2001 and 2000, the Company's matching contributions were $46,031 and $46,064, respectively. There were no discretionary contributions made in the years ended December 31, 2001 and 2000.

11.  Subsequent Event—(unaudited)

        On April 10, 2002, the Company entered into a Plan of Merger with HPL Technologies, Inc. ("HPL"), whereby HPL acquired 100% of the issued and outstanding capital stock of the Company and assumed the Company's options to acquire Company capital stock. The total merger consideration is $2.0 million in cash and 1,050,000 shares of HPL common stock minus the number of shares of HPL common stock underlying the HPL exchange options, as defined in the Plan of Merger.

HPL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

        The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger of HPL Technologies, Inc. ("HPL") and Defect & Yield Management, Inc. ("DYM") which occurred on April 10, 2002, (the "DYM Merger"), the merger of HPL and Covalar Technologies Group, Inc. ("Covalar") which occurred on February 15, 2002 (the "Covalar Merger") as previously reported by HPL on Form 8-K filed on March 4, 2002, and as amended on Form 8-K/A filed April 17, 2002, and the acquisition of FabCentric, Inc. ("FabCentric") by HPL which occurred on December 5, 2001 (the "FabCentric Acquisition") as previously reported by HPL on Form 8-K filed on December 19, 2001, and as amended on Form 8-K/A filed on February 19, 2002. All three acquisitions have been accounted for using the purchase method of accounting. These pro forma financial statements were prepared as if the DYM Merger, Covalar Merger and FabCentric Acquisition had been completed as of April 1, 2001 for statement of operations purposes and, for the DYM Merger, as of March 31, 2002 for balance sheet purposes.

        The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the DYM Merger occurred at March 31, 2002 for balance sheet purposes, or the DYM Merger, Covalar Merger and FabCentric Acquisition as of April 1, 2001 for statement of operations purposes, nor are these presentations necessarily indicative of HPL's future financial position or results of operations. The pro forma combined financial statements include adjustments, based upon preliminary estimates, to reflect the allocation of purchase consideration to the assets acquired and liabilities assumed of DYM, Covalar and FabCentric, before any integration or restructuring adjustments. The final allocation of the purchase consideration will be determined after the completion of an appraisal and a comprehensive final evaluation of the fair value of all assets acquired and liabilities assumed as considered appropriate. The pro forma adjustments may differ materially based upon the final allocation.

        These unaudited pro forma combined financial statements are based upon the historical financial statements of HPL, FabCentric, Covalar and DYM and should be read in conjunction with the historical consolidated financial statements of HPL included in HPL's report on Form 10-K filed with the Securities and Exchange Commission on June 24, 2002, the historical financial statements of FabCentric included in HPL's report on Form 8-K/A filed with the Securities and Exchange Commission on February 19, 2002, the historical consolidated financial statements of Covalar included in HPL's report on Form 8-K/A filed with the Securities and Exchange Commission on April 17, 2002, and the historical financial statements of DYM included in this Form 8-K/A.

HPL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
MARCH 31, 2002
(in thousands)

	HPL	DYM	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents and short term investments	$60,132	$548	$(2,000	)(a)	$58,680
Accounts receivable, net	16,475	145			16,620
Prepaid expenses and other current assets	2,962	91			3,053

Total current assets	79,569	784	(2,000)		78,353
Property and equipment, net	3,691	116			3,807
Goodwill	42,904	—	13,981	(c)	56,885
Intangible assets	2,701	—	1,300	(d)	4,001
Other assets	2,334	—	2,572	(b)	4,906

Total assets	$131,199	$900	$15,853		$147,952

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,468	$53			$2,521
Accrued liabilities and other	5,356	409	400	(e)	6,165
Deferred revenue	2,574	1,234	(355	)(f)	3,453
Convertible debenture and other borrowings	1,694	—			1,694

Total current liabilities	12,092	1,696	45		13,833
Other borrowings, net of current portion	280	—			280
Deferred revenue	—	377	(38	)(f)	339
Other liabilities	1,857	—	468	(d)	2,325

Total liabilities	14,229	2,073	475		16,777

Stockholders' equity:
Preferred stock	—	5,294	(5,294	)(i)	—
Common stock	29	—	1	(h)	30
Additional paid-in capital	118,706	—	13,473	(h)	133,031
			852	(h)
Deferred stock-based compensation	(4,017)	—	(121	)(g)	(4,138)
Accumulated other comprehensive loss	(499)	—			(499)
Retained earnings (accumulated deficit)	2,751	(6,467)	6,467	(i)	2,751

Total stockholders' equity (deficit)	116,970	(1,173)	15,378		131,175

Total liabilities and stockholders' equity	$131,199	$900	$15,853		$147,952

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

HPL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2002
(in thousands, except per share data)

	HPL	FabCentric	Pro Forma Adjustments		Pro Forma HPL & FabCentric	Covalar	Pro Forma Adjustments		Pro Forma HPL, FabCentric & Covalar	DYM	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software licenses	$30,343	$38	$—		$30,381	$—	$—		$30,381	$1,224	$—		$31,605
Consulting services, maintenance and other	6,811	233	—		7,044	6,671	—		13,715	1,778	—		15,493

Total revenues	37,154	271	—		37,425	6,671	—		44,096	3,002	—		47,098

Cost of revenues:
Software licenses	802	—	—		802	—	—		802	485	—		1,287
Consulting services, maintenance and other	2,255	58	—		2,313	2,253	—		4,566	1,002	—		5,568

Total cost of revenues	3,057	58	—		3,115	2,253	—		5,368	1,487	—		6,855

Gross profit	34,097	213	—		34,310	4,418	—		38,728	1,515	—		40,243

Operating expenses:
Research and development	6,534	1,420	—		7,954	1,056	—		9,010	1,329	—		10,339
Selling, general and administrative	9,968	2,138	—		12,106	5,471	—		17,577	2,123	—		19,700
Stock-based compensation	3,547	103	24	(j)	3,674	630	882	(o)	5,186	—	64	(r)	5,250
Amortization of intangible assets	294	130	281	(k)	705	—	750	(p)	1,455	—	433	(s)	1,888

Total operating expenses	20,343	3,791	305		24,439	7,157	1,632		33,228	3,452	497		37,177

Income (loss) from operations	13,754	(3,578)	(305)		9,871	(2,739)	(1,632)		5,500	(1,937)	(497)		3,066
Interest income (expense) and other income, net	908	(453)	48	(l)	503	(12)	—		491	35	—		526

Income (loss) before income taxes	14,662	(4,031)	(257)		10,374	(2,751)	(1,632)		5,991	(1,902)	(497)		3,592
Provision for (benefit from) income taxes	7,918	—	(105	)(k)	6,419	(814)	(270	)(p)	5,335	(9)	(156	)(s)	4,507
			(1,394)	(m)							(663	)(t)

Net income (loss)	$6,744	$(4,031)	$1,242		$3,955	$(1,937)	$(1,362)		$656	$(1,893)	$322		$(915)

Net income (loss) per share:
Basic	$0.28												$(0.03)

Diluted	$0.21												$(0.03)

Shares used in computing per share amounts:
Basic	24,038		480	(n)			1,303	(q)			967	(u)	26,788

Diluted	32,853												26,788

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

        On April 10, 2002, HPL and DYM entered into and closed the Merger Agreement whereby each share of DYM was converted into the right to receive shares of HPL Common Stock, plus cash net of the estimated DYM transaction costs of $705,000, as follows: Series A Preferred Stock—0.19958 shares of HPL Common Stock plus $0.26730; Series B Preferred Stock—0.27105 shares of HPL Common Stock plus $0.36302; Series 3 Preferred Stock—0.32061 shares of HPL Common Stock plus $0.42939; and Series 1 and 2 Preferred Stock and DYM Common Stock—0.10660 shares of HPL Common Stock plus $0.14277. Each outstanding option to purchase shares of DYM Common Stock has been assumed by HPL and converted into an option to acquire shares of HPL Common Stock. HPL issued 967,260 shares of HPL Common Stock and has reserved an additional 82,740 shares of HPL Common Stock for issuance upon exercise of the assumed DYM stock options. HPL has also reserved shares to issue up to $5.0 million in HPL Common Stock to be issued to DYM shareholders if a certain number of customer maintenance contracts with the current DYM installed base of customers are achieved in the twelve months following the closing of the DYM Merger. Such additional shares, if any, would be accounted for as additional purchase price. HPL accounted for the DYM Merger under the purchase method of accounting.

        The unaudited pro forma combined condensed balance sheet at March 31, 2002 combines the consolidated financial balance sheet of HPL with DYM and reflects the DYM Merger as if it had occurred on March 31, 2002.

        The unaudited pro forma combined condensed statement of operations for the year ended March 31, 2002 includes the results of: HPL, for the year ended March 31, 2002; DYM, for the twelve months ended March 31, 2002; Covalar, for the period April 1, 2001 through February 15, 2002 (acquisition date); and FabCentric, for the period April 1, 2001 through December 5, 2001 (acquisition date). The financial statements of DYM and Covalar were conformed to HPL's fiscal periods. The pro forma combined condensed statement of operations has been prepared assuming the DYM Merger, Covalar Merger and FabCentric Acquisition were each completed as of April 1, 2001.

        The unaudited pro forma combined condensed financial statements reflect a purchase price of approximately $16,726,000, measured using the average fair market value of HPL Common Stock, plus the value of the options to be assumed by HPL in the DYM Merger, and other costs directly related to the Merger as follows (in thousands):

Cash	$2,000
Fair market value of HPL's common stock	13,474
Fair market value of options assumed	852
Estimated HPL merger-related costs	400

Total consideration	$16,726

        The final purchase price allocation will be determined upon finalization of the closing balance sheet and completion of a final appraisal and a comprehensive final evaluation of the fair value of all assets acquired and liabilities assumed. The preliminary purchase price allocation, which is subject to change based on HPL's final analysis, is as follows (in thousands):

Tangible assets acquired	$900
Deferred tax asset	2,572
Intangible assets acquired	1,300
Deferred compensation	121
Goodwill	13,981
Liabilities assumed	(1,680)
Deferred tax liability	(468)

Total	$16,726

Balance Sheet

        The accompanying unaudited pro forma combined condensed balance sheet has been prepared as if the DYM Merger was completed on March 31, 2002 and reflects the following pro forma adjustments:

  (a)
  To record the cash issued to the DYM shareholders.

  (b)
  To record the DYM deferred tax assets.

  (c)
  To record the estimated goodwill resulting from the DYM Merger as the purchase price exceeds the estimated fair value of the tangible and intangible assets acquired.

  (d)
  To record the estimated fair value of the intangible assets of DYM and the related deferred income taxes.

  (e)
  To record the estimated direct DYM Merger costs of approximately $400,000 to be incurred by HPL.

  (f)
  To reduce the DYM deferred revenue to estimated fair value.

  (g)
  To record the deferred stock-based compensation related to the unvested options assumed as part of the DYM Merger.

  (h)
  To record the issuance by HPL of 967,260 shares of HPL Common Stock to DYM shareholders and the assumption of options to acquire 82,740 shares of HPL Common Stock held at closing by DYM employees.

  (i)
  To eliminate the historical stockholders' deficit of DYM.

Statements of Operations

        The accompanying unaudited pro forma combined condensed statements of operations have been prepared as if the DYM Merger, Covalar Merger and FabCentric Acquisition were each completed as of April 1, 2001 and reflects the following pro forma adjustments:

  FabCentric

  (j)
  To record the amortization of deferred stock-based compensation resulting from the FabCentric Acquisition.

  (k)
  To record the amortization of intangible assets resulting from the FabCentric Acquisition on a straight-line basis, $673,000 over a three year period and $233,000 over a six month period, and the related deferred income tax impact.

  (l)
  To eliminate the interest expense recorded by FabCentric on a $750,000 loan payable to HPL. The HPL historical financial statements do not reflect this interest income.

  (m)
  To record the income tax benefit of the FabCentric losses at 35%.

  (n)
  Reflects the issuance by HPL of 703,355 (479,823 weighted average) shares of HPL Common Stock in connection with the FabCentric Acquisition. Shares used to calculate unaudited pro forma net loss per share exclude the anti-dilutive effect of HPL's stock options including options assumed in the acquisition.

  Covalar

  (o)
  To record the amortization of deferred stock-based compensation resulting from the Covalar Merger.

  (p)
  To record the amortization of intangible assets resulting from the Covalar Merger on a straight-line basis, $2,190,000 over a three year period and $140,000 over a six month period, and the related deferred income tax impact.

  (q)
  Reflects the issuance by HPL of 1,481,566 (1,302,996 weighted average) shares of HPL Common Stock in connection with the Covalar Merger. Shares used to calculate unaudited pro forma net loss per share exclude the anti-dilutive effect of HPL's stock options including options assumed in the Merger and the potential issuance of any earn-out shares.

DYM

  (r)
  To record the amortization of deferred stock-based compensation resulting from the DYM Merger.

  (s)
  To record the amortization of intangible assets resulting from the DYM Merger on a straight-line basis, $1,300,000 over a three year period and the related deferred income tax impact.

  (t)
  To record the income tax benefit of the DYM losses at 35%.

  (u)
  Reflects the issuance by HPL of 967,260 shares of common stock in connection with the DYM Merger. Shares used to calculate unaudited pro forma net loss per share exclude the anti-dilutive effect of HPL's stock options including options assumed in the acquisition and the potential issuance of any earn-out shares.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HPL TECHNOLOGIES, INC.
By:	/s/ Y. DAVID LEPEJIAN Y. David Lepejian President and Chief Executive Officer

Date: June 24, 2002

EXHIBIT INDEX

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of April 10, 2002, by and among HPL Technologies, Inc., a Delaware corporation, HPL Acquisition Sub, Inc., a Delaware corporation and Defect & Yield Management, Inc., a Delaware corporation.*
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants

*
Previously filed.

QuickLinks

  Item 7. Financial Statements and Exhibits.
Report of Independent Accountants
  Defect & Yield Management, Inc. Balance Sheets December 31, 2001 and 2000
  Defect & Yield Management, Inc. Statements of Cash Flows For the Years Ended December 31, 2001 and 2000
HPL TECHNOLOGIES, INC. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
HPL TECHNOLOGIES, INC. UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET MARCH 31, 2002 (in thousands)
HPL TECHNOLOGIES, INC. UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2002 (in thousands, except per share data)
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
SIGNATURE
EXHIBIT INDEX